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                                    EXHIBIT 5


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                          LUSE GORMAN POMERENK & SCHICK

                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                     5335 Wisconsin Avenue, N.W., Suite 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 WWW.LUSELAW.COM

writer's direct dial number                                    writer's e-mail
(202) 274-2000

June 26, 2003

The Board of Directors
Flatbush Federal Bancorp, Inc.
2146 Nostrand Avenue
Brooklyn, New York 11210

          RE:  FLATBUSH FEDERAL BANCORP, INC.
               COMMON STOCK PAR VALUE $0.01 PER SHARE
               --------------------------------------

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of Flatbush Federal Bancorp, Inc. (the "Company") Common Stock, par value $0.01 per share ("Common Stock"). We have reviewed the Company's Charter, Registration Statement on Form SB-2 (the "Form SB-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     We are of the opinion that upon the declaration of effectiveness of the Form SB-2, the Common Stock, when sold pursuant to the Company's prospectus and the Flatbush Federal Savings & Loan Association of Brooklyn Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan, will be legally issued, fully paid and non-assessable.

     This Opinion has been prepared for the use of the Company in connection with the Form SB-2. We hereby consent to our firm being referenced under the caption "Legal and Tax Matters," and for inclusion as an exhibit to the Registration Statement on Form SB-2.

                               Very truly yours,

                               /s/ LUSE GORMAN POMERENK & SCHICK
                               ---------------------------------
                               LUSE GORMAN POMERENK & SCHICK
                               A PROFESSIONAL CORPORATION